SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2004

VISTA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Faraday Avenue, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-9120

Item 5.  Other Events

On February 9, 2004, we sold an aggregate of 439,000 shares of common stock and warrants to purchase up to 219,500 shares of common stock, for a total of $588,260.  These shares and warrants were sold as units, with each unit consisting of two shares of common stock and one warrant to purchase one share of common stock.  We sold 219,500 units at a price of $2.68 per unit.  The pricing was based on a per share price of our common stock of $1.34, which represented 85% of the average of the closing bid price of our common stock as quoted on the Nasdaq SmallCap Market for the five days up to and including February 6, 2004.  Each warrant has an exercise price equal to $1.97, which represents 125% of the average of the closing bid price of our common stock as quoted on the Nasdaq SmallCap Market for the five days up to and including February 6, 2004. In connection with the financing, we agreed to register for resale the shares of common stock comprising a part of the units as well as the shares of common stock underlying the warrants.

On March 8, 2004, we issued the press release that is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1

Press release issued by Vista Medical Technologies, Inc. on March 8, 2004, announcing correspondence received from The Nasdaq Stock Market, a scheduled conference call to discuss financial results for the three months ended December 31, 2003, and the completion of a unit financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Medical Technologies, Inc.

Dated: March 8, 2004	By:	/s/ John Lyon
John Lyon
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1

Press release issued by Vista Medical Technologies, Inc. on March 8, 2004, announcing correspondence received from The Nasdaq Stock Market, a scheduled conference call to discuss financial results for the three months ended December 31, 2003, and the completion of a unit financing.